News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale,  CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	April 25, 2017
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter Ended March 31, 2017

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the quarter ended March 31, 2017.

Net income allocable to common shareholders was $26.4 million, or $0.97 per share, for the three months ended March 31, 2017, an increase of $11.8 million, or 81.2%, from $14.6 million, or $0.54 per share, for the three months ended March 31, 2016.  The increase was due to an increase in net operating income (“NOI”), gain on sale of development rights in Silver Spring, Maryland, and reduced interest expense resulting from the repayment of a $250.0 million mortgage note.

Funds from operations (“FFO”) were $53.0 million, or $1.52 per share, for the three months ended March 31, 2017, an increase of $9.3 million, or $0.26 per share, from the three months ended March 31, 2016 of $43.7 million, or $1.26 per share.  The increase was due to an increase in NOI, reduced interest expense and savings from lower preferred distributions.

Same Park NOI increased $5.7 million, or 8.9%, for the three months ended March 31, 2017 compared to the same period in 2016. The increase in Same Park NOI was driven by improving rental rates and occupancy as adjusted rental income (as defined below) increased $4.8 million, or 5.0%, from $95.0 million for the three months ended March 31, 2016 to $99.8 million for the three months ended March 31, 2017. In addition, adjusted cost of operations (as defined below) decreased $934,000, or 3.0%, primarily as a result of a $1.4 million reduction in snow removal costs.

All per share amounts noted above are presented on a diluted basis.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”). The Same Park portfolio includes all operating properties acquired prior to January 1, 2015. Operating properties acquired subsequently are referred to as “Non-Same Park.” For the three months ended March 31, 2017 and 2016, the Same Park facilities constitute 27.9 million rentable square feet, representing 99.3% of the 28.1 million square feet in the Company’s total portfolio as of March 31, 2017.

The following table presents the operating results of the Company’s properties for the three months ended March 31, 2017 and 2016 in addition to other income and expense items affecting net income (unaudited, in thousands, except per square foot amounts):

	For the Three Months
	Ended March 31,
	2017	2016	Change
Adjusted rental income:
Same Park (27.9 million rentable square feet)	$99,770	$95,002	5.0%
Non-Same Park (226,000 rentable square feet)	291	—	100.0%
Total adjusted rental income (1)	100,061	95,002	5.3%
Adjusted cost of operations:
Same Park	29,883	30,817	(3.0%)
Non-Same Park	354	—	100.0%
Total adjusted cost of operations (2)	30,237	30,817	(1.9%)
Net operating income (3):
Same Park	69,887	64,185	8.9%
Non-Same Park	(63)	—	(100.0%)
Total net operating income	69,824	64,185	8.8%
Other:
NOI from asset held for development (1)(2)	—	630	(100.0%)
LTEIP amortization:
Cost of operations	(796)	(864)	(7.9%)
General and administrative	(973)	(1,604)	(39.3%)
Facility management fees	128	128	—
Other income and expense	(79)	(2,923)	(97.3%)
Depreciation and amortization	(23,078)	(25,041)	(7.8%)
Adjusted general and administrative (4)	(1,858)	(2,031)	(8.5%)
Gain on sale of development rights	3,865	—	100.0%
Net income	$47,033	$32,480	44.8%
Same Park gross margin (5)	70.0%	67.6%	3.6%
Same Park weighted average occupancy	94.6%	94.1%	0.5%
Non-Same Park weighted average occupancy	18.5%	0.0%	100.0%
Same Park annualized realized rent per square foot (6)	$15.16	$14.51	4.5%

(1)Adjusted rental income excludes rental income from an asset held for development of $843,000 for the three months ended March 31, 2016.

(2) Adjusted cost of operations excludes Long-Term Equity Incentive Plan (“LTEIP”) amortization of $796,000 and $864,000 for the three months ended March 31, 2017 and 2016, respectively, as well as cost of operations from an asset held for development of $213,000 for the three months ended March 31, 2016.

(3)NOI, a non-GAAP measure, is often used by investors to determine the performance and value of commercial real estate. Management believes that Same Park NOI, also a non-GAAP measure, provides investors a useful measure for comparing the performance of the Company’s commercial real estate portfolio across reporting periods. The Company’s calculation of NOI and Same Park NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles.

(4)Adjusted general and administrative expenses exclude LTEIP amortization of $973,000 and $1.6 million for the three months ended March 31, 2017 and 2016, respectively.

(5)Computed by dividing Same Park NOI by Same Park adjusted rental income.

(6)Represents the annualized Same Park adjusted rental income earned per occupied square foot.

Sale of Development Rights

During the three months ended March 31, 2017, the Company sold development rights it held to build medical office buildings on land adjacent to its Westech Business Park in Silver Spring, Maryland, for $6.5 million.  The Company had acquired the development rights as part of its 2006 acquisition of the park. The Company recorded a gain of $3.9 million related to the proceeds received less transaction costs.  The Company will report an additional gain of $2.5 million when the final proceeds are received in the fourth quarter of 2017.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage as of and for the three months ended March 31, 2017:

Ratio of Earnings to fixed charges (1)	112.9x

Ratio of FFO to fixed charges (1)	158.8x

Ratio of Earnings to combined fixed charges and preferred distributions (1)	3.4x

Ratio of FFO to combined fixed charges and preferred distributions (1)	4.8x

Debt and preferred equity to total market capitalization (based on
common stock price of $114.76 at March 31, 2017)	20.0%

Available balance under the $250.0 million unsecured credit facility at March 31, 2017	$143.0 million

(1)Fixed charges include interest expense and capitalized interest totaling  $418,000.

Distributions Declared

On April 25, 2017, the Board of Directors declared a quarterly dividend of $0.85 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable on June 29, 2017 to  shareholders of record on June 14, 2017.

Series	Dividend Rate	Dividend Declared
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250
Series W	5.200%	$0.325000

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2017,  the Company wholly owned 28.1 million rentable square feet with approximately 4,900 customers in six states.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the first quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday,  April 26, 2017, at 10:00 a.m. PDT (1:00 p.m. EDT) to discuss the first quarter results. The toll free number is (888) 299-3246; the conference ID is 3140328. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 3, 2017 at (855) 859‑2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS

Cash and cash equivalents	$4,766	$128,629

Real estate facilities, at cost:
Land	789,531	789,531
Buildings and improvements	2,231,748	2,226,881
	3,021,279	3,016,412
Accumulated depreciation	(1,178,909)	(1,159,808)
	1,842,370	1,856,604
Land and building held for development	28,276	27,028
	1,870,646	1,883,632
Investment in and advances to unconsolidated joint venture	82,104	67,190
Rent receivable, net	3,320	1,945
Deferred rent receivable, net	30,651	29,770
Other assets	5,706	8,205
Total assets	$1,997,193	$2,119,371

LIABILITIES AND EQUITY

Accrued and other liabilities	$75,824	$78,657
Preferred stock called for redemption	—	230,000
Credit facility	107,000	—
Total liabilities	182,824	308,657

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
35,190 shares issued and outstanding at March 31, 2017
and December 31, 2016	879,750	879,750
Common stock, $0.01 par value, 100,000,000 shares authorized,
27,186,490 and 27,138,138 shares issued and outstanding at
March 31, 2017 and December 31, 2016, respectively	271	271
Paid-in capital	733,266	733,671
Cumulative net income	1,542,574	1,502,643
Cumulative distributions	(1,539,444)	(1,503,076)
Total PS Business Parks, Inc.’s shareholders’ equity	1,616,417	1,613,259
Noncontrolling interests:
Common units	197,952	197,455
Total noncontrolling interests	197,952	197,455
Total equity	1,814,369	1,810,714
Total liabilities and equity	$1,997,193	$2,119,371

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2017	2016
Revenues:
Rental income	$100,061	$95,845
Facility management fees	128	128
Total operating revenues	100,189	95,973
Expenses:
Cost of operations	31,033	31,894
Depreciation and amortization	23,078	25,041
General and administrative	2,831	3,635
Total operating expenses	56,942	60,570
Other income and (expense):
Interest and other income	105	267
Interest and other expense	(184)	(3,190)
Total other income and (expense)	(79)	(2,923)

Gain on sale of development rights	3,865	—

Net income	$47,033	$32,480

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests—common units	$7,102	$3,936
Total net income allocable to noncontrolling interests	7,102	3,936
Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	13,291	13,833
Restricted stock unit holders	248	142
Common shareholders	26,392	14,569
Total net income allocable to PS Business Parks, Inc.	39,931	28,544
	$47,033	$32,480

Net income per common share:
Basic	$0.97	$0.54
Diluted	$0.97	$0.54

Weighted average common shares outstanding:
Basic	27,148	27,043
Diluted	27,234	27,122

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations and Funds Available for Distribution

(Unaudited, in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2017	2016
Computation of Diluted Funds From Operations (1):

Net income allocable to common shareholders	$26,392	$14,569
Adjustments:
Gain on sale of development rights	(3,865)	—
Depreciation and amortization	23,078	25,041
Net income allocable to noncontrolling
interests—common units	7,102	3,936
Net income allocable to restricted stock unit holders	248	142
FFO allocable to common and dilutive shareholders	$52,955	$43,688

Weighted average common shares outstanding	27,148	27,043
Weighted average common OP units outstanding	7,305	7,305
Weighted average restricted stock units outstanding	321	223
Weighted average common share equivalents outstanding	86	79
Total common and dilutive shares	34,860	34,650

Net income per common share—diluted	$0.97	$0.54
Depreciation and amortization (2)	0.66	0.72
Gain on sale of development rights (2)	(0.11)	—
FFO per common and dilutive share (2)	$1.52	$1.26

Computation of Funds Available for Distribution ("FAD") (3):

FFO allocable to common and dilutive shares	$52,955	$43,688
Adjustments:
Recurring capital improvements	(645)	(1,154)
Tenant improvements	(6,476)	(3,319)
Lease commissions	(1,538)	(1,821)
Straight-line rent	(881)	(1,047)
Non-cash stock compensation expense	2,083	2,805
Cash paid for taxes in lieu of shares upon vesting of
restricted stock units	(3,356)	(1,758)
In-place lease adjustment	(25)	(193)
Tenant improvement reimbursements, net of lease incentives	(361)	(423)
Capitalized interest	(279)	(394)
FAD	$41,477	$36,384
Distributions to common and dilutive shares	$29,503	$25,901
Distribution payout ratio	71.1%	71.2%

(1)FFO is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), before depreciation, amortization,  gains or losses on asset dispositions, net income allocable to noncontrolling interests—common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items. Management believes that FFO provides a useful measure of the Company’s operating performance and when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. FFO is a non-GAAP financial measure and should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance, as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results of operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies’ FFO.

(2)Per share amounts are computed using additional dilutive shares related to noncontrolling interests and restricted stock units.

(3)FAD is a non-GAAP financial measure that is computed by adjusting FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, in-place lease adjustment, amortization of lease incentives and tenant improvement reimbursements, capitalized interest and the effect of redemption of preferred equity.  Like FFO, management considers FAD to be a useful measure for investors to evaluate the Company’s operating performance on a cash flow basis.  FAD should not be viewed as a substitute for net income or cash flow from operations as defined by GAAP.